Page 1 of 2 DTE Energy Board of Directors elects Joi Harris as CEO; Jerry Norcia elected Executive Board Chairman Harris’s 34-year track record of proven leadership at DTE and strong working relationship with Norcia to ensure a smooth, successful transition DETROIT, June 23 — DTE Energy President and Chief Operating Officer Joi Harris will be named President and Chief Executive Officer of the company on Sept. 8, 2025, succeeding Jerry Norcia, Chairman and CEO, who will transition to serve as Executive Chairman of the Board. The DTE Energy Board of Directors unanimously elected Harris to the post of Chief Executive Officer and as a member of the Board of Directors. “This announcement culminates a multi-year succession plan and illustrates our confidence in Joi’s ability to lead DTE with focus, clarity and vision,” said Mark Murray, Lead Independent Director of the DTE Board. "We thank Jerry for putting so much of his heart and soul into leading the company to new levels of performance for all of our stakeholders, and we look forward to supporting Joi as she builds on that progress." Norcia echoed his support of the Board’s decision. “Joi Harris is a respected, strategic thinker known for driving results with focus and precision. Over her 34 years at DTE, she has delivered a proven track record of operational excellence. She brings clear-eyed judgment, purpose-driven leadership and an unwavering commitment to what matters most to our customers, employees, investors and communities,” said Norcia. In her tenure at DTE, which began as a high school engineering co-op and continued in 1991 as a full-time employee, Harris has delivered measurable results for our customers, modernized critical infrastructure and inspired high-performing teams to rise to the challenges of an evolving energy landscape. In her most recent role as DTE Energy President and Chief Operating Officer, Harris led DTE’s electric and gas utilities along with Customer Service, Information Technology, Safety and other essential organizations. She was a key architect of the company’s increased investment in its electric grid, which resulted in a year- over-year 70% improvement in electric reliability in 2024. Through the years, Harris served in various roles across the company – in distribution field operations, system control and transmission operations. She went on to lead the construction of the company’s renewable energy projects and the Blue Water Energy combined cycle gas plant, positioning the company for long- term, sustainable energy production. She also served as the DTE Gas President and Chief Operating Officer. Exhibit 99.1

Page 2 of 2 “I am honored to take on this role at such a pivotal moment for our company and industry. We are in a time of transformation, and I’m committed to executing our strategy with urgency – modernizing infrastructure, delivering for our customers, and building the energy systems that will power future generations,” said Harris. “I’m grateful for Jerry’s mentorship and proud to build on the foundation he helped to create.” Norcia joined DTE in 2002 and held leadership roles throughout the company before being promoted to President and COO in 2017, CEO in 2019 and Board Chairman in 2022. In his 22 years with DTE, Norcia shaped a culture grounded in performance, integrity and impact. His work to expand support for low-income customers through programs like the Low-Income Self-Sufficiency Program has set a national standard, transforming the model for enabling customers to receive energy assistance, serving as the foundation for the Michigan Energy Assistance Program (MEAP), which was passed by Michigan’s legislature and signed into law by Governor Whitmer earlier this year. MEAP’s expanded eligibility and access will double the number of Michiganders who can receive energy assistance over the next five years. As Executive Chairman, Norcia will serve as an advisor to Harris. He will also continue his leadership in Michigan communities by serving on the boards of Henry Ford Health, Business Leaders for Michigan and the Detroit Regional Partnership. About DTE Energy DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/dte_energy and facebook.com/dteenergy. For further information, members of the media may contact: Paula Silver, DTE Energy, 313.235.5555